EXHIBIT 4.10
           OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT


           THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT dated as of July 27, 1995 (this "Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

           This Agreement has been executed by the undersigned ("Buyer") in connection with the private placement of 10% Convertible Debentures of Electrosource, Inc., a corporation organized under the laws of the state of Delaware, with its principal executive offices located at 3800 B Drossett Drive, Austin, Texas 78744 (hereinafter referred to as "Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

          1.    AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

             (a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's 10% Convertible Debentures substantially in the form of the Debenture attached as Exhibit A hereto and having an aggregate original principal amount of U.S. $ 1,000,000, (singly, a "Debenture," and collectively, the "Debentures"), at an aggregate purchase price as set forth in subsection (b) herein.

             (b) Payment. The aggregate purchase price for the Debentures shall be One Million United States Dollars (U.S. $1,000,000)(the "Purchase Price"), which shall be payable at closing by delivering immediately available funds in United States Dollars by wire transfer to the designated depository for closing by delivery of securities versus payment.

             (c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the closing of the transactions contemplated by this Agreement shall occur on July 26, 1995, or such earlier or later date as is mutually agreed to in writing by Buyer and Seller (the "Closing Date").

          2. BUYER REPRESENTATIONS; ACCESS TO INFORMATION.

             (a)          Offshore  Transaction.   In  connection
with the purchase and sale of the Debentures, Buyer represents and warrants to, and covenants and agrees with, Seller as follows:

                   (i) Buyer is not a natural person and is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Section 902(o) of Regulation
             S) for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. Buyer is not, and on the closing date will not be, an affiliate of Seller;

                   (ii)          At  the time the buy  order  was
             originated, Buyer was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

                   (iii) No offer to purchase the Debentures or the Common Stock issuable upon conversion of the Debentures (collectively, the "Securities"), was made by Buyer in the United States;

                   (iv) Buyer is purchasing the Securities for its own account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction;

                   (v) All offers and sales of any of the Securities by Buyer prior to the end of the Restricted Period (as hereinafter defined) shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 903 or 904, as applicable, of Regulation S or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Securities have been and will be offered or sold by Buyer to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the later of (x) the date of closing of the offering of the Securities (or if later, the date on which the last closing of the sale of Debentures takes place, pursuant to that certain letter agreement dated July , 1995 between Rosehouse Ltd. and the Company) or (y) the date of the first offer of the Securities to persons other than distributors (the "Restricted Period"), as certified by Buyer to Seller;

                   (vi) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Buyer with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Buyer to evade the registration provisions of the 1933 Act;

                   (vii) Buyer understands that the Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer and any purchaser from Buyer to acquire the Securities;

                   (viii) Buyer shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of any of the Securities, who purchases prior to the expiration of the Restricted Period referred to in subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as Buyer pursuant to Section 903(c)(2)(iv) of Regulation S;

                   (ix) Buyer has not conducted and shall not conduct any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S, nor has Buyer conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere;

                   (x) This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                   (xi) The execution and delivery of this Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets;

                   (xii) All invitations, offers and sales of or in respect of, any of the Securities, by Buyer and any distribution by Buyer of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country;

                   (xiii) Buyer will not make any offer or sale of any of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obliged to do any act; and

                   (xiv) Neither Buyer nor any of its affiliates has entered, has the intention of entering, or will during the Restricted Period enter into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities.

             (b)           No   Government   Recommendation    or
Approval. Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities.

             (c) Current Public Information. Buyer acknowledges that it and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Seller and all materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

             (d) Buyer's Sophistication. Buyer acknowledges that the purchase of the Securities involves a high degree of risk, including the total loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities.

             (e)          Tax Status.  Buyer is not a "10-percent
Shareholder"  (as  defined in Section 871(h)(3)(B)  of  the  U.S.
Internal Revenue Code) of Seller.

          3.    SELLER REPRESENTATIONS.

             (a) Reporting Company Status. Seller is a "Reporting Issuer" as defined by Rule 902 of Regulation S. Seller has registered the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the NASDAQ Stock Market. Seller has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Securities (or for such shorter period that Seller has been required to file such material).

             (b)          Current Public Information.  Seller has
furnished Buyer with copies of its most recent reports filed under the Exchange Act referred to in Section 2(c) above, and other publicly available documents.

             (c)          Offshore Transaction.  Seller  has  not
offered any of the Securities to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S.
Person, as such terms are used in Regulation S.

                   (i) At the time the buy order was originated, Seller and/or its agents reasonably believe Buyer was outside of the United States and was not a U.S. person, based on the representations of Buyer.

                   (ii)            Seller   and/or   its   agents
             reasonably believe that the transaction has not been pre-arranged with a buyer in the United States, based on the representations of Buyer.

                   (iii)         No  offer  to buy  or  sell  the
             Securities was or will be made by Seller to any person in the United States.

                   (iv) The sale of the Securities by Seller pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S, provided that the representations and warranties of Buyer in Section 2(a) hereof are true and correct.

                   (v) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Seller with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Seller to evade the registration provisions of the 1933 Act.

             (d) No Directed Selling Efforts. In regard to this transaction, Seller has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Seller conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

             (e)            Concerning   the   Securities.    The
issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debentures has been duly and validly reserved for issuance
and,   upon  issuance  in  accordance  with  the  terms  of   the
Debentures, shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. Persons, to personal liability by reason of
being  such  holders.   There are no  preemptive  rights  of  any
shareholder of Seller.

             (f) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

             (g) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

             (h) Approvals. Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Debentures and the Common Stock issuable upon conversion thereof to persons who are non-U.S. Persons, as contemplated by this Agreement.

          4. EXEMPTION: RELIANCE ON REPRESENTATIONS. Buyer understands that the offer and sale of the Shares are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

          5.    TRANSFER AGENT INSTRUCTIONS.

             (a) Debentures. Upon the conversion of the Debentures, the holder thereof shall submit such Debenture to Seller, and Seller shall, within five (5) business days of receipt of such Debenture, instruct Seller's transfer agent to issue one or more certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

             (b) Shares to be Issued Without Restrictive Legend. Upon the conversion of any Debenture by a person who is a non-U.S. Person, Seller shall instruct the Seller's transfer agent to issue stock certificates without restrictive legend in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S Persons as may be designated by Buyer prior to the closing) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions other than these instructions and instructions to impose a "stop transfer" instruction with respect to the certificates until the end of the Restricted Period have been or will be given to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Seller. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

          6. DELIVERY INSTRUCTIONS. The Debentures being purchased hereunder shall be delivered to the Buyer at such time and place as shall be mutually agreed by Seller and Buyer; provided that such Debentures shall be made available for inspection at such reasonable time as Buyer may request prior to the Closing Date.

          7.      CONDITIONS  TO  SELLER'S  OBLIGATION  TO  SELL.
Seller's obligation to sell the Debentures is conditioned upon:

             (a)          The receipt and acceptance by Buyer  of
this Agreement as evidenced by execution of this Agreement by Buyer.

             (b) Delivery into the closing depository of good funds by Buyer as payment in full of the aggregate Purchase
Price of the Debentures.

             (c)         The receipt by Seller of an executed IRS
Form W-8 from Buyer.

          8.     CONDITIONS  TO BUYER'S OBLIGATION  TO  PURCHASE.
Buyer's obligation to purchase the Debentures is conditioned on:

             (a) The receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by the duly authorized officer of Seller.

             (b)          Delivery of the Debentures as described
herein.

             (c)          Delivery  of an opinion of  counsel  to
Seller substantially in the form of Exhibit D hereto.

          9. REGISTRATION OF THE SECURITIES. Seller hereby agrees that, upon demand of a majority in interest of holders of the Securities as a result of a regulatory development including, but not limited to, an amendment or proposed amendment of Regulation S, or any "no-action" or interpretive guidance whether oral or written from the Securities and Exchange Commission, which calls into question the ability of buyers to resell the Securities without registration, Seller will file and cause to become effective a registration statement on Form S-3 under the 1933 Act covering the resale of the Securities. Any such registration statement shall remain effective for up to one hundred twenty (120) days or until all of the Securities are sold, whichever is later. The Seller shall provide the Buyer with such numbers of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Securities. The Seller shall bear and pay all expenses incurred in connection with any such registration, excluding discounts and commissions.

          10. OFFERING MATERIALS. All offering materials and documents used in connection with the offer and sale of the Securities prior to the expiration of the Restricted Period referred to in Section 2(a)(v) hereof shall include statements to the effect that the Securities have not been registered under the 1933 Act or applicable state securities laws, and that neither Buyer, nor any direct or indirect purchaser of the Securities from Buyer, may directly or indirectly offer or sell the Securities in the United States or to U.S. Persons (other than distributors) unless the Securities are registered under the 1933 Act and any applicable state securities laws, or an exemption from the registration requirements of the 1933 Act or such state securities laws is available. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities, (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities, and (3) in any advertisement made or issued by Seller, Buyer, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

          11.      FURTHER OFFERINGS; RIGHT OF FIRST REFUSAL.

             (a) Seller agrees that, for a period of sixty-five (65) days from the Closing Date, it will not offer for sale or sell any securities unless, in the opinion of Seller's counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under all applicable securities laws with respect to the Shares. Seller hereby warrants that it has not engaged in any such offering during the six months prior to the Closing Date, except as disclosed to Rosehouse, Ltd.

             (b)          If,  within sixty-five (65) days  after
the Closing Date, Seller determines pursuant to Section 11(a) herein to make one or more additional offerings pursuant to Regulation S or Regulation D promulgated under the Securities Act of 1933, as amended, Buyer shall have the right of first refusal to purchase any securities offered thereunder on the same terms and conditions offered to or by a qualified bona fide third party purchaser. This right shall be exercisable by written notice given by Buyer within 10 business days after Seller gives buyer written notice of such proposed offering.

          12. NO SHAREHOLDER APPROVAL. Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance.

          13.      MISCELLANEOUS.

             (a) This Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

             (b)          Buyer is an independent contractor  and
is  not  the  agent of Seller.  Buyer is not authorized  to  bind
Seller, or to make any representations or warranties on behalf of Seller.

             (c) Seller makes no representation or warranty with respect to Seller, its finances, assets, business prospects or otherwise. Buyer will advise each purchaser and potential purchaser, if any, of the Securities of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such matters, and that such purchaser will be given access to any and all documents and Seller personnel it may reasonably request for such investigation.

             (d)           All   representations  and  warranties
contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

             (e) This Agreement shall be construed in accordance with the internal laws of Bermuda and shall be binding upon the successors and assigns of each party hereto. This
Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.


           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.
                                Official Signatory of Seller:

                                ELECTROSOURCE, INC.

                                By:          /S/
                                       Michael G. Semmens
                                Title: President
                            EXHIBIT A

                            DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATIONS S UNDER THE ACT) OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE
ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

  No.__________                                          $100,000
                                                             U.S.

                       ELECTROSOURCE, INC.

          10% CONVERTIBLE DEBENTURES DUE JULY 27, 1996

           THIS DEBENTURE is one of a duly authorized issue of Debentures of Electrosource, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") designated as its 10% Convertible Debentures Due July 27, 1996.

           FOR VALUE RECEIVED, the Company promises to pay to ________________, the registered holder hereof and its successors and registered assigns (the "Holder"), the principal sum of One Hundred Thousand United States Dollars (U.S. $100,000) on July 27, 1996, (the "Maturity Date") and to pay interest on the principal sum outstanding, at the rate of 10% per annum due and payable at the earlier of the date of conversion or the Maturity Date. Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. The principal of this Debenture is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company may, at its option, pay the interest on this Debenture by delivery of fully paid and non-assessable shares of its common stock, U.S. $0.10 par value per share (the "Common Stock") valued at the Market Price (as defined below) on the date of payment, to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Securities Subscription Agreement dated as of July 27, 1995, between the Company and the original purchaser hereof (the "Subscription Agreement"). The Company will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such payment and Common Stock, if any, shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment and Common Stock, if any, plus any amounts so deducted.

           This Debenture is subject to the following additional provisions:

           1. The Debentures are issuable in denominations of One Hundred Thousand Dollars (U.S. $100,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

          2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

            3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

           4. The Holder of this Debenture is entitled, at it option, at any time commencing on September 11, 1995 to convert up to fifty percent (50%) of the original principal amount of this Debenture, plus accrued and unpaid interest thereon, into shares of Common Stock, at a conversion price equal to the lower of (i) eighty percent (80%) of the Market Price (as defined below) of the Common Stock on the date of conversion, or (ii) 120% of the closing bid price of the Common Stock as reported by the NASDAQ Stock Market (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) on the date hereof. Thereafter the remaining fifty percent (50%) of the original principal amount of this Debenture shall become convertible on the twentieth day after such date on the same terms. The "Market Price" shall be the closing bid price of the
Common Stock for the trading day immediately preceding the conversion date, as reported by The NASDAQ Stock Market. Such conversion shall be effectuated by surrendering the Debentures to be converted to the Company, with the form of conversion notice attached hereto as Exhibit 1, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied, if required by the Company, by proper assignment hereof in blank.
No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share, with the fraction paid in cash at the discretion of the Company, valuing such fractional share at the conversion price. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company, or, if earlier, the date set forth in such notice of conversion if this Debenture is received by the Company within five (5) business days thereafter.

           5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

           6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

           7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

          8. If one or more of the following described "Events of Default" shall occur:

               (a) The Company shall default in the payment of principal or interest on this Debenture; or

               (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

               (c) The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of seven
                    (7) days after notice from the Holder of such failure; or

               (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or
                    (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

               (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

               (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

               (g) Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

               (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

               (I) The Company shall have its Common Stock delisted from an exchange or over-the-counter market or suspended from trading.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

           9. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

           10.   The  Holder  of  this Debenture,  by  acceptance
hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

          11. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise  invalid  or  unenforceable, such  provision  shall  be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

           12. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

           13. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                         Date:  July 27, 1995

                         Electrosource, Inc.

                         By: _____________________________
                                James M. Rosel
                         Title:VicePresident/General Counsel